UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2010

ZBB Energy Corporation
(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01. Entry Into a Material Definitive Agreement.

As was reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2010, on that date ZBB Energy Corporation (“we,” “us,” “our” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Socius CG II, Ltd. (the “Investor” or “Socius”).  Pursuant to the terms of the Purchase Agreement, the Company has the right over a term of two years, subject to certain conditions, to demand through separate tranche notices that the Investor purchase up to a total $10 million of redeemable subordinated debentures and/or shares of redeemable Series A preferred stock.  Neither the debentures nor the Series A preferred shares are convertible into common stock.  Shares of Series A preferred stock are not yet authorized.  Upon authorization, any outstanding debentures will be automatically converted into shares of Series A preferred stock.

Under the Purchase Agreement, in connection with each tranche Socius will receive the right to purchase an amount of shares of our common stock equal in value to the amount of the tranche at a per share price equal to the closing bid price of the common stock on the date preceding our delivery of the tranche notice (the “Investment Price”). In addition, in connection with each tranche notice a portion of a warrant issued to Socius under the Purchase Agreement will become exercisable for a number of shares of common stock equal to 35% of the amount of the tranche at a per share price equal to the Investment Price.  Socius may pay for the shares it purchases under this investment right and warrant at its option, in cash or a secured promissory note.

On August 30, 2010, ZBB and the Investor entered into an Amended and Restated Securities Purchase Agreement which amended and restated the Purchase Agreement to require the Investor to purchase all the shares of common stock that it becomes entitled to purchase under both the investment right and the warrant in connection with each tranche. As a result, under the Amended and Restated Securities Purchase Agreement, in connection with each tranche Socius will be obligated to purchase that number of shares of our common stock equal in value to 135% of the amount of the tranche at a per share price equal to the Investment Price.

Our ability to submit a tranche notice is subject to certain conditions including that: (1) a registration statement covering our sale of shares of common stock to Socius in connection with the tranche is effective and (2) the issuance of such shares would not result in Socius and its affiliates beneficially owning more than 9.99% of our common stock.

The Company has the ability to use its existing effective shelf registration statement on Form S-3, which was declared effective on May 13, 2009 (File No. 333-156941) (the “Registration Statement”) to register the shares of common stock issuable to the Investor in connection with the initial tranche.  As a result, the Company will be able to initiate the first tranche under the Amended and Restated Securities Purchase Agreement when it determines it is advantageous to do so.

A copy of the Amended and Restated Securities Purchase Agreement is filed herewith as Exhibit 10 and is incorporated herein by reference.  A copy of the form of warrant is filed herewith as Exhibit 4.1 and is incorporated herein by reference.  A copy of the form of debenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

This information contained in this Current Report on Form 8-K does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Item	8.01. Other Events.

On August 31, 2010, the Company issued a press release announcing that it had entered into the Amended and Restated Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99 to this report and is incorporated by reference herein.

Item	9.01. Financial Statements and Exhibits.

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: August 30, 2010	By:	/s/ Eric C. Apfelbach
Name: Eric C. Apfelbach
Title: President and CEO

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1
Warrant to Purchase Common Stock Issued to Socius CG II, Ltd. dated August 30, 2010, incorporated by reference to exhibit A-1 attached to the Amended and Restated Securities Purchase Agreement filed herewith as Exhibit 10

4.2	Form of Redeemable Subordinated Debenture, incorporated by reference to exhibit A-4 attached to the Amended and Restated Securities Purchase Agreement filed herewith as Exhibit 10

10	Amended and Restated Securities Purchase Agreement, dated August 30, 2010, by and between ZBB Energy Corporation and Socius CG II, Ltd.

99	Press Release issued by ZBB Energy Corporation on August 31, 2010